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                                                            Exhibit 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Jefferson Bankshares, Inc.


We consent to the use of our report incorporated herein by reference in the prospectus. Our report refers to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes, in 1993 and No. 115 Accounting for Certain Investments in Debt and Equity Securities in 1994.



                             KPMG Peat Marwick LLP



Richmond, Virginia
June 30, 1995